UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, NC 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2012, Scott D. Flora resigned from the Board of Directors of Tengion, Inc. (the “Company”). At the time of his resignation, Mr. Flora served on the Audit Committee and as Chair of the Compensation Committee. Mr. Flora's resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

Effective December 19, 2012, the Board of Directors appointed David I. Scheer to serve as the chair of Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: December 21, 2012	By:	/s/ A. Brian Davis
Chief Financial Officer and Vice President, Finance